Exhibit 99.1

bluebird bio Sets Record Date and Distribution Date for Planned Business Separation

CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 18, 2021-- bluebird bio, Inc. (NASDAQ: BLUE) today announced that October 19, 2021 has been set as the record date for the dividend of shares of common stock of 2seventy to be distributed to bluebird stockholders in order to effect the separation of bluebird bio and 2seventy bio, Inc. into two independent, publicly traded companies.

Each bluebird bio stockholder of record as of the close of business on October 19, 2021 will receive, on the distribution date, one share of 2seventy common stock for every three shares of bluebird common stock held. The share dividend is expected to be distributed to bluebird stockholders on or about November 4, 2021. Following the separation, bluebird stockholders will also receive cash in lieu of any fractional shares of 2seventy common stock that those holders would have received after application of the 3:1 distribution ratio. No action is required by bluebird stockholders in order to receive the shares of 2seventy common stock in the dividend distribution.

Additionally, on October 18, 2021 the Securities and Exchange Commission declared 2seventy’s Registration Statement on Form 10 (the “Form 10”) effective. This Form 10 contains further information regarding bluebird bio’s plans for a tax-free spin-off of its oncology programs and portfolio into 2seventy bio as a publicly traded company, including the conditions to completion of the separation.

“When-issued” trading for 2seventy common stock and “ex-distribution” trading for bluebird common stock is expected to commence on October 18, 2021 under the stock ticker symbols “TSVTV” and “BLUEV”, respectively. A description of these expected trading markets is included in the Form 10. After the separation, 2seventy common stock is expected to trade on the Nasdaq Global Select Market under the stock ticker symbol “TSVT” and bluebird will continue to trade on Nasdaq Global Select Market under the stock ticker symbol “BLUE.”

About bluebird bio, Inc.

bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene and cell therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders: cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma, using gene and cell therapy technologies including gene addition, and (megaTAL-enabled) gene editing.

bluebird bio has an additional nest in Seattle, Wash. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

bluebird bio is a trademark of bluebird bio, Inc.; 2seventy and 2seventy bio are trademarks of bluebird bio, Inc. until completion of the separation.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements about the expected timing for completion of the distribution and separation; the tax free nature of the separation. Applicable risks and uncertainties include those related to the possibility that bluebird bio and 2seventy bio may not complete the separation on the terms or timeline currently contemplated if at all, achieve the expected benefits of the separation, and that the separation could harm bluebird bio and/or 2seventy bio business, results of operations and financial condition; the risk that the transaction might not be tax-free; the risk that bluebird bio and 2seventy bio may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as independent companies; 2seventy’s lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; the risk that dedicated financial and/or strategic funding sources may not be available on favorable terms; the risk that the separation may adversely impact bluebird bio’s or 2seventy bio’s ability to attract or retain key personnel; the risk that the separation may adversely impact the effectiveness of development and commercialization efforts by bluebird bio and/or 2seventy bio and their respective partners; the risk of possible disruption to bluebird bio’s businesses as a result of the announcement or pendency of the separation; the risk that BLAs will not be accepted for filing by the FDA on the expected timeline, and the risk that bluebird bio and/or 2seventy bio do not receive regulatory approval for product candidates on the timeline that bluebird bio and/or 2seventy bio expect, or at all; and the risk that bluebird bio and/or 2seventy bio are unable to manage their operating expenses or cash use for operations. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that bluebird bio and 2seventy bio may not complete the separation on the terms or timeline currently contemplated if at all, achieve the expected benefits of a separation, and a separation could harm bluebird bio’s and/or 2seventy bio’s business, results of operations and financial condition; the risk that the transaction might not be tax-free; bluebird bio and/or 2seventy bio may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as independent companies; 2seventy bio's lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; dedicated financial and/or strategic funding sources may not be available on favorable terms; a separation or announcement thereof may adversely impact bluebird bio’s ability to attract or retain key personnel; a separation may adversely impact the effectiveness of development and commercialization efforts by bluebird bio and/or 2seventy bio and their respective partners; bluebird bio’s businesses may be disrupted as a result of the announcement or pendency of the separation; and the risk that bluebird bio is unable to realize the intended benefits of resizing and reshaping its workforce. For a discussion of other risks and uncertainties, and other important factors, any of which could cause bluebird bio’s and/or 2seventy bio’s actual results to differ from those contained in the forward-looking statements, see the sections entitled “Risk Factors” in the Form 10 and in bluebird bio’s most recent Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in bluebird bio’s and 2seventy bio’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and neither bluebird bio nor 2seventy bio undertake any duty to update this information unless required by law.

Investors & Media

For bluebird bio
Investors:
Courtney O’Leary, 978-621-7347
coleary@bluebirdbio.com

Media:
Sarah Alspach, 857-299-6198
sarah.alspach@bluebirdbio.com

For 2seventy bio
Investors:
Elizabeth Pingpank, 860-463-0469
epingpank@bluebirdbio.com

Media:
Jenn Snyder, 617-448-0281
jsnyder@bluebirdbio.com

Source: bluebird bio, Inc.